Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our report dated February 28, 2024, relating to the financial statements and financial highlights of TIAA Separate Account VA-1’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the reference to us under the headings “Experts” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 25, 2024

Confidential (C)